United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2011

UNION FIRST MARKET BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-20293	54-1598552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Virginia Street

Suite 200

Richmond, Virginia 23219

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 24, 2011, Union First Market Bankshares Corporation (the “Company”) issued a press release announcing its financial results for the three and nine months ended September 30, 2011. A copy of the Company’s press release is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2011, Union First Market Bankshares Corporation (the “Company”) entered into an employment agreement (the “Agreement”) with Elizabeth M. Bentley, effective as of October 24, 2011, pursuant to which the Company will continue to employ Ms. Bentley as Executive Vice President and Director of Retail Banking. The following summary description is qualified in its entirety by reference to the Agreement, which is attached to this Form 8-K as Exhibit 99.2, and is incorporated herein by reference.

The Agreement is effective October 24, 2011 (the “Commencement Date”) and will end on the second anniversary of the Commencement Date, unless sooner terminated. Beginning on the day following the second anniversary of the Commencement Date and on each day thereafter the term of the Agreement will automatically be extended an additional day, unless the Company gives notice that the employment term will not thereafter be extended.

Under the Agreement, Ms. Bentley’s initial annual base salary will be $216,200, which will be reviewed annually by the Company’s Board of Directors. Ms. Bentley will be entitled to annual cash bonuses and stock-based awards in such amounts as may be determined in accordance with the terms and conditions of the applicable management incentive plan adopted on an annual basis by the Board of Directors.

The Company may terminate Ms. Bentley’s employment at any time for “Cause” (as defined in the Agreement) without the Company’s incurring any additional obligations to her. If the Company terminates Ms. Bentley’s employment for any reason other than for “Cause” or if Ms. Bentley terminates her employment for “Good Reason” (as defined in the Agreement), the Company, as applicable, will generally be obligated to continue to provide the compensation and benefits specified in the Agreement for two years following the date of termination. Upon the termination of her employment, Ms. Bentley will be subject to certain noncompetition and nonsolicitation restrictions.

The Company also entered into a management continuity agreement (the “Continuity Agreement”) on October 24, 2011 with Ms. Bentley. The Agreement will terminate in the event that there is a change in control of the Company, at which time the Continuity Agreement, dated as of October 24, 2011, between the Company and Ms. Bentley will become effective and any termination benefits will be determined and paid solely pursuant to the Continuity Agreement. A copy of Continuity Agreement is attached to this Form 8-K as Exhibit 99.3, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Union First Market Bankshares Corporation press release dated October 24, 2011

99.2	Union First Market Bankshares Corporation employment agreement dated October 24, 2011

99.3	Union First Market Bankshares Corporation management continuity agreement dated October 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION FIRST MARKET BANKSHARES CORPORATION

Date: October 25, 2011	By:	/s/ D. Anthony Peay
D. Anthony Peay
Executive Vice President and
Chief Financial Officer